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                                  EXHIBIT 10.28
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                           BENTON OIL AND GAS COMPANY

                              TERMINATION AGREEMENT

                               AND GENERAL RELEASE

                                      WITH

                                 MICHAEL B. WRAY


         This Agreement is entered into effective May 7, 2001, by and between BENTON OIL AND GAS COMPANY, a Delaware corporation ("Company") and MICHAEL B. WRAY, Chairman of the Board of Directors of Benton Oil and Gas Company ("Wray").

         WHEREAS, Wray has been employed by Company and continues to serve as Chairman of the Board of Directors;

         WHEREAS, Wray has agreed to continue on the Board and serve as Chairman during a transition period up to and including the 2001 Annual Meeting of Stockholders of the Company and to consult with Company until December 31, 2001;

         WHEREAS, Wray and Company have agreed on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants, representations, agreements and promises set forth herein, and intending to be legally bound, the parties agree as follows:

         1. TERMINATION OF RELATIONSHIP. Subject to the terms of this Agreement, Wray agrees to terminate any employment relationship or officer position with the Company and any of its subsidiaries and affiliates as of May 7, 2001 and not to stand for reelection as Chairman of the Board to the Company's Board of Directors after the 2001 Annual Meeting of Stockholders or thereafter. The preceding shall in no way preclude Wray's standing for reelection or election as a director of the Company, but shall only preclude his standing for reelection as Chairman.

         2. PAYMENTS TO WRAY. The Company agrees to continue to pay to Wray on a bi-weekly basis at the rate of $100,000 per annum until April 27, 2001. On the later of May 4, 2001, or the expiration of the revocation period referenced in
Section 7 below, the Company shall pay to Wray $100,000. These payments shall be subject to deduction for requisite income tax withholdings and payroll tax deductions. These payments represent payment in full of all sums owed or owing to Wray for his services as an employee and as a director through the 2001 Annual Meeting of Stockholders, as well as additional consideration not otherwise owed to Wray which is being furnished in exchange for Wray's execution of this Agreement. The parties agree


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that there are no other sums due Wray and that after such date no further payments shall be made to Wray including without limitation any payments made by the Company related to change of control, relocation, severance or reduction in force payments; provided, Wray shall receive a one time payment of $100,000 for his services as a consultant.

         3. STOCK OPTIONS. The Company has granted Wray certain stock options. All options previously granted to Wray shall vest in their entirety as of the date of this agreement (Vested Options). The Company, including the Human Resources Committee of the Board of Directors, has taken any and all action necessary to allow for Wray's options to vest and to allow Wray to have up to the applicable ten (10) year period from the date of the grant in each option agreement to exercise any or all of said Vested Options. Also, the Company and Wray shall amend the Employee Options Agreement to reflect the vesting and the extension described in this Section 3. Wray acknowledges that the terms of the insider trading policy shall remain in effect. The Company agrees to take any and all further actions necessary or reasonably requested by Wray to reflect the foregoing, and to confirm Wray's ability to exercise the Vested Options until the end of the ten-year period referred to, without regard to the termination of his position as an employee or as Chairman or as a director or as any or all of the foregoing.

         4. COMMUNICATION. Wray agrees that he will not directly or indirectly initiate oral or written communications with any Company shareholder, customer, analyst or broker covering the Company's stock or debt without the prior written consent of the CEO.

         5. RELEASE OF CLAIMS. AS A MATERIAL INDUCEMENT TO THE COMPANY TO ENTER INTO THIS AGREEMENT, WRAY AND HIS HEIRS AND ASSIGNS, HEREBY RELEASE THE COMPANY, AND ITS DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, REPRESENTATIVES, AGENTS, EMPLOYEES, PREDECESSORS, SUCCESSORS, AFFILIATES, DIVISIONS, SUBSIDIARIES AND RELATED ENTITIES, FROM ALL CLAIMS OF ANY NATURE WHATSOEVER, FROM THE BEGINNING OF TIME TO THE DATE OF THE EXECUTION OF THIS AGREEMENT, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, INCLUDING BUT NOT LIMITED TO ALL CLAIMS ARISING OUT OF, BASED UPON, OR RELATING TO WRAY'S EMPLOYMENT WITH THE COMPANY, OR THE COMPENSATION FOR THAT EMPLOYMENT.

                  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WRAY UNDERSTANDS THAT HE IS RELEASING ALL CLAIMS OF DISCRIMINATION OR HARASSMENT ON THE BASIS OF RACE, SEX, RELIGION OR NATIONAL ORIGIN UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, OR ON THE BASIS OF AGE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, OR ON THE BASIS OF DISABILITY UNDER THE AMERICANS WITH DISABILITIES ACT; ALL CLAIMS OF DISCRIMINATION OR HARASSMENT UNDER ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW, INCLUDING THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT; ALL CLAIMS UNDER STATE CONTRACT OR TORT LAW, SUCH AS WRONGFUL TERMINATION, BREACH OF CONTRACT, BREACH OF THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING, DEFAMATION, NEGLIGENT OR INTENTIONAL INFLICTION OF



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EMOTIONAL DISTRESS, OR FRAUD; ALL CLAIMS UNDER THE CALIFORNIA LABOR CODE, AND
ALL CLAIMS UNDER THE FAIR LABOR STANDARDS ACT, THE EMPLOYEE RETIREMENT SECURITIES ACT, THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, AND THE FAMILY AND MEDICAL LEAVE ACT OF 1993.

         6. WAIVER OF CIVIL CODE SECTION 1542. WRAY UNDERSTANDS AND AGREES THAT, AS A CONDITION OF THIS AGREEMENT, HE IS WAIVING ANY RIGHTS HE MAY HAVE UNDER
SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR ANY ANALOGOUS LOCAL, STATE, FEDERAL, OR INTERNATIONAL LAW, STATUTE, RULE, ORDER, OR REGULATION. SECTION 1542 PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         WITH FULL AWARENESS AND UNDERSTANDING OF THE ABOVE PROVISION, AND AFTER HAVING AN OPPORTUNITY TO CONFER WITH INDEPENDENTLY RETAINED LEGAL COUNSEL IF SO DESIRED, WRAY HEREBY WAIVES ALL RIGHTS WHICH THE ABOVE PROVISION MAY PROVIDE. WRAY INTENDS THIS RELEASE TO INCLUDE CLAIMS WHICH HE DOES NOT PRESENTLY KNOW OR SUSPECT TO EXIST AT THIS TIME.

         This Agreement in no way amends or cancels the Indemnification Agreement between Wray and Company, dated June 15, 1999, and that agreement remains in full force and effect under the terms thereof.

         7. OPPORTUNITY TO REVIEW AGREEMENT. The Company has advised Wray that he should consult an attorney before signing this Agreement. Wray has twenty-one
(21) days from the date of this Agreement to consider this Agreement or consult with an attorney before signing it. Wray has seven (7) days from the date he signs this Agreement to revoke this Agreement. The Agreement shall become effective immediately upon the expiration of this seven-day revocation period.

         8. CONSULTATION WITH COUNSEL. Wray represents that he has had an opportunity to consult with independent legal counsel if he so desires, that he has thoroughly read and considered all aspects of this Agreement, that he understands all provisions of this Agreement, and that he is voluntarily entering into this Agreement.

         9. SUCCESSORS AND ASSIGNS; BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Wray acknowledges that this Agreement is personal to him and may not be assigned by him.


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         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law rules thereof.

         11. WAIVER. The waiver by either party hereto of any right hereunder of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         12. NOTICES. All notices or communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or sent overnight carrier service to the parties at the following addresses:

             The Company      Benton Oil and Gas Company
                              6267 Carpinteria Avenue, Suite 200
                              Carpinteria, California 93013

             Wray             Michael B. Wray
                              1385 E. Mountain Drive
                              Montecito, California 93108

or to such other address as may be specified in a written notice delivered personally or sent by overnight courier given by one party to the other party hereunder.

         13. SEVERABILITY. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

         14. INTEGRATION CLAUSE. This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, and there are no other terms, obligations, covenants, representations, statements or conditions except as set forth in this Agreement. No change or amendment to this Agreement will be effective unless it is contained in a writing denominated as an "Amendment to Separation Agreement" and is signed


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by both of the parties to this Agreement. Failure to insist upon strict compliance with any term or provision of this Agreement will not be deemed to be a waiver of any rights under a subsequent act or failure to act. The parties to this Agreement acknowledge and agree that in the event of any subsequent litigation, arbitration proceeding, controversy or dispute concerning this Agreement, neither of the parties to this Agreement will be permitted to offer or introduce into evidence any oral testimony concerning any oral promises or oral agreements between them that relate to the subject matter of this Agreement that are not included or referred to in this Agreement and that are not evidenced by a writing entitled "Amendment to Separation Agreement" which is signed by both of the parties to this Agreement.

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.

         16. CONFIDENTIALITY. Wray covenants and agrees that he will protect the confidential, trade secret, and/or proprietary character of all of the Company's Confidential Information. Wray further covenants and agrees that he will not, directly or indirectly, use or disclose any of the Company's Confidential Information, for so long as it remains proprietary and capable of being protected as confidential or trade secret information. For the purposes of this Agreement, "Confidential Information" means, without limitation, all of the following, irrespective of whether it is or was reduced to writing which Wray received, had access to, in whole or in part, in connection with his employment with the Company so long as such Confidential Information remains proprietary, capable of being protected as confidential or trade secret information, and actually protected as such:

             (a) geological and geophysical data and maps, models and interpretations relating to the Company's assets, fields, production and wells;

             (b) commercial, contractual, financial reserve and production data related to the Company or its production, assets and fields;

             (c) specialized production processes and marketing techniques and arrangements to enhance or recover oil and gas from the Company's assets, fields or wells;

             (d) computer software specifically developed for the enhancement of the production from the Company's assets, wells or fields; and

             (e) any other materials and/or information materially related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities.

         Wray agrees to return to the Company, by the 2001 Company Annual Meeting of Stockholders, any Company property in his possession, including but not limited to any Confidential Information not necessary for Wray to carry out his duties as a Company director.


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         The parties agree and acknowledge that the foregoing shall not prevent
Wray from engaging in transactions in the securities of the Company in any manner that is consistent with the requirements of the federal securities laws of the United States. Further, the foregoing shall not operate to prevent Wray from providing information to the extent reasonably required by legal process, including discovery requests, subpoenas and the like.

         17. AUTHORIZATIONS. All individuals executing this and other documents on behalf of the respective parties certify and warrant that they have the capacity and have been duly authorized to so execute the documents on behalf of the entity so indicated.

         18. ATTORNEYS' FEES. Wray and the Company further agree that, if any legal action is brought alleging a breach of this agreement, the prevailing party shall be entitled to recover all costs and expenses incurred in that action, including attorneys' fees.

         IN WITNESS WHEREOF, the parties execute this Agreement effective on the date set forth above.

BENTON OIL AND GAS COMPANY


By: /s/Peter J. Hill                                 May 7, 2001
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      Peter J. Hill                                  Date
      President



/s/Michael B. Wray                                   May 7, 2001
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Michael B. Wray                                      Date







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